CorEnergy Announces Proposed Offering of Convertible Senior Notes

KANSAS CITY, MO - August 7, 2019 - CorEnergy Infrastructure Trust, Inc. (“CorEnergy” or the “Company”) today announced it intends to offer, subject to market and other conditions, $100 million aggregate principal amount of Convertible Senior Notes due 2025 (the “Notes”). The Notes are to be offered and sold to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). CorEnergy also expects to grant the initial purchasers of the Notes a 30-day option to purchase up to an additional $20 million aggregate principal amount of the Notes, solely to cover over-allotments, if any.

The Notes will be senior, unsecured obligations of CorEnergy, and interest will be payable semiannually in cash on February 15 and August 15 of each year, beginning on February 15, 2020. The Notes will mature on August 15, 2025 unless redeemed, repurchased or converted prior to such date. The Notes will be convertible into shares of CorEnergy’s common stock at the option of holders at any time until the close of business on the business day immediately preceding the maturity date.

The interest rate, initial conversion rate and other terms of the Notes will be determined at the time of pricing of the offering.

After deducting the initial purchasers’ discounts and commissions and CorEnergy’s estimated offering expenses, CorEnergy expects to use up to $70 million of the net proceeds from the offering of the Notes to repurchase a portion of its outstanding 7.00% Convertible Senior Notes due 2020 (the “2020 Notes”). CorEnergy intends to use the remainder of the net proceeds for general corporate purposes, such as redeeming preferred equity or project-level debt. Consideration for the repurchase of the 2020 Notes will include a combination of cash and shares of CorEnergy's common stock.

Any repurchase of the 2020 Notes could have the effect of raising or maintaining the market price of CorEnergy’s common stock above levels that would otherwise have prevailed, or preventing or retarding a decline in the market price of CorEnergy’s common stock. This activity could also indirectly have an effect on the initial conversion price of the Notes.

This press release does not constitute an offer to sell or a solicitation of an offer to buy any Notes or the shares of common stock, if any, issuable upon conversion of the Notes. The Notes or common stock issuable upon conversion of the Notes will not be sold in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any state or jurisdiction. This press release does not constitute an offer to purchase or a solicitation of an offer to sell any 2020 Notes or underlying securities. The Notes and any shares of CorEnergy’s common stock underlying such Notes have not been registered under the Securities Act, or any applicable state securities laws, and the Notes will be offered, by means of a private placement memorandum, only to qualified institutional buyers as defined in Rule 144A promulgated under the Securities Act. Unless so registered, the Notes may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and any applicable state securities laws.

About CorEnergy Infrastructure Trust, Inc.
CorEnergy Infrastructure Trust, Inc. (NYSE: CORR, CORRPrA), is a real estate investment trust (REIT) that owns critical energy assets, such as pipelines, storage terminals, and transmission and distribution assets. We receive long-term contracted revenue from operators of our assets, primarily under triple-net participating leases. For more information, please visit corenergy.reit.

Forward-Looking Statements
This press release contains certain statements that may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, included herein are “forward-looking statements.” Although CorEnergy believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in CorEnergy’s reports that are filed with the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required by law, CorEnergy does not assume a duty to update any forward-looking statement. In particular, any distribution paid in the future to our stockholders will depend on the actual performance of CorEnergy, its costs of leverage and other operating expenses and will be subject to the approval of CorEnergy’s Board of Directors and compliance with leverage covenants.

Contact Information:
CorEnergy Infrastructure Trust, Inc.
Investor Relations
877-699-CORR (2677)
info@corenergy.reit

1100 Walnut Street, Suite 3350, Kansas City, MO 64106 Main:816-875-3705  | Fax:816-875-5875  | corenergy.reit